     As filed with the Securities and Exchange Commission on June 11, 1996
                                                             Reg. No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                                 ODETICS, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                         95-2588496
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                     Identification No.)

                          1515 SOUTH MANCHESTER AVENUE
                        ANAHEIM, CALIFORNIA  92802-2907
                    (Address of principal executive offices)

                           -------------------------

   AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN OF ODETICS, INC.
               ODETICS, INC. 1994 LONG-TERM INCENTIVE EQUITY PLAN
                           (Full title of the plans)

                           -------------------------

                                GREGORY A. MINER
                            CHIEF FINANCIAL OFFICER
                          1515 SOUTH MANCHESTER AVENUE
                        ANAHEIM, CALIFORNIA  92802-2907
                    (Name and address of agent for service)
                                 (714) 774-5000
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              DALE E. SHORT, ESQ.
                     TROY & GOULD PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, SUITE 1600
                         LOS ANGELES, CALIFORNIA 90067


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                Proposed maximum     Proposed maximum
          Title of securities                Amount to be        offering price     aggregate offering       Amount of
           to be registered                 registered(1)         per share (2)          price (2)        registration fee
- --------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.10 par value...   200,000 shares(3)           $15.625       $3,125,000              $1,078
- --------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.10 par value...   802,230 shares(4)           $15.625       $12,534,843             $4,323
- --------------------------------------------------------------------------------------------------------------------------
Total..................................                                                                     $5,401
==========================================================================================================================

(1) In accordance with Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there are also being registered such indeterminate number of additional shares of Class A Common Stock as may become issuable pursuant to anti-dilution provisions of the Amended and Restated Outside Director Plan and the 1994 Long-Term Equity Incentive Plan.
(2) Estimated solely for the purpose of determining the amount of the registration fee. Based, in accordance with Rules 457(c) and 457(h) of the General Rules, upon the average of the high and low sale prices of the Class A Common Stock as reported by the Nasdaq Stock Market on June 7, 1996.
(3) Represents shares of Class A Common Stock issuable upon the exercise of options that may be granted under the Amended and Restated Outside Director Stock Option Plan.
(4) Represents shares of Class A Common Stock issuable upon the exercise of options that may be granted under the 1994 Long-Term Equity Incentive Plan. The shares shown include 481,408 shares subject to options outstanding as of June 6, 1996 under the Company's 1981 Incentive Stock Plan, 1982 Nonstatutory Stock Option Plan and 1992 Incentive Stock Plan which are reserved and will become issuable pursuant to the 1994 Long-Term Incentive Plan in the event and to the extent such options expire or are terminated without being exercised.

============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



  Item l.   Plan Information.*

  Item 2.  Registrant Information and Employee Plan Annual Information.*


  _____________

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the General Rules and Regulations under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                      (i)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by Odetics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") (Commission file no. 0-10605) are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995; (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1995, September 31, 1995 and December 31, 1995; (c) the Company's Current Report on Form 8-K dated May 23, 1996; and (d) the description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-B (Reg. No. 1-
  8762), including any amendment or report subsequently filed by the Company for the purpose of updating that description.

       In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Class A Common Stock registered hereunder have been sold or that deregisters all such shares of Class A Common Stock then remaining unsold, will be deemed incorporated herein by reference and to be a part hereof from the date of filing of such document.

  ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Company's directors the benefit of the Delaware General Corporation Law (the "GCL"), which provides that directors of a Delaware corporation may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or any transaction from which the director derived an improper personal benefit.

       The Company's Certificate of Incorporation and Bylaws require indemnification of the Company's directors and officers to the maximum extent permitted by the GCL. Section 145 of the GCL authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith.

       If such a proceeding is brought by or on behalf of the Company (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Company. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the Company upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

       The Company also has entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Company against certain liabilities arising from the discharge of their duties in such capacities.

       The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company and its stockholders.

       The foregoing indemnification and insurance provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities Act of 1933.

  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

  ITEM 8.  EXHIBITS

       The following exhibits included herewith or incorporated herein by reference are made a part of this Registration Statement:

       4.1 Specimen Class A Common Stock certificate (filed with the Commission as Exhibit 4.1 to the Registration Statement on Form S-3 (Reg. No. 33-89652) filed on and incorporated herein by reference).

       4.2 Amended and Restated Outside Directors Stock Option Plan of Odetics, Inc.*

       4.3  Odetics, Inc. 1994 Long-Term Incentive Equity Plan.*

       4.4 Certificate of Incorporation of Odetics, Inc. (filed with the Commission as Exhibit 19.2 to the Odetics, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1987 and incorporated herein by reference).

       5 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.*

       23.1 Consent of Ernst & Young LLP (included at page II-5).*

       23.2 Consent of Troy & Gould Professional Corporation (included in
            Exhibit 5).*

       25   Power of Attorney (included on page II-4).*
  _________________

  *    Included herewith.

  ITEM 9.   UNDERTAKINGS

       (a)  The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                 Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

       (b)  The undersigned Company hereby undertakes:

            That for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on June 10, 1996.

                                       ODETICS, INC.


                                       By    /s/ Joel Slutzky
                                         ---------------------------------------
                                         Joel Slutzky, Chairman of the Board and
                                         Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel Slutzky and Gregory A. Miner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effect amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   SIGNATURE                              TITLE                    DATE
   ---------                              -----                    ----


  /s/ Joel Slutzky              Chairman of the Board and       June 10, 1996
- -----------------------------   Chief Executive Officer
  Joel Slutzky                  (Principal Executive Officer)


  /s/ Gregory A. Miner          Vice President and              June 10, 1996
- -----------------------------   Chief Financial Officer
  Gregory A. Miner              (Principal Financial and
                                Accounting Officer)

  /s/ Crandall Gudmundson       Director                        June 10, 1996
- -----------------------------
  Crandall Gudmundson

  /s/ Ralph Michelson           Director                        June 10, 1996
- -----------------------------
  Ralph Mickelson

  /s/ Stanely Molosky           Director                        June 10, 1996
- -----------------------------
  Stanley Molosky

  /s/ Leo Wexler                Director                        June 10, 1996
- -----------------------------
  Leo Wexler

  /s/ Paul E. Wright            Director                        June 10, 1996
- -----------------------------
  Paul E. Wright

  /s/ Jerry Muench              Director                        June 10, 1996
- -----------------------------
  Jerry Muench

  /s/ Kevin C. Daly, Ph.D.      Director                        June 10, 1996
- -----------------------------
  Kevin C. Daly, Ph.D.

                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statement on Form S-8 of Odetics, Inc. of our report dated June 27, 1995, with respect to the consolidated financial statements and schedules of Odetics, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1995, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP


  Orange County, California
  June 7, 1996

                                 EXHIBIT INDEX
                                 -------------


                                                                                            Sequential
                                                                                             Page No.
                                                                                            ----------
 4.1   Specimen Class A Common Stock certificate (filed with the Commission as
       Exhibit 4.1 to the Registration Statement on Form S-3 (Reg. No. 33-89652)
       filed on and incorporated herein by reference)....................................       NA

 4.2   Amended and Restated Outside Directors Stock Option Plan of Odetics, Inc. ........

 4.3   Odetics, Inc. 1994 Long-Term Incentive Equity Plan................................

 4.4   Certificate of Incorporation of Odetics, Inc. (filed with the Commission as
       Exhibit 19.2 to the Odetics, Inc. Quarterly Report on Form 10-Q for the fiscal
       quarter ended September 30, 1987 and incorporated herein by reference)............       NA

 5     Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder...............................................

23.1   Consent of Ernst & Young LLP (included at page II-5)..............................

23.2   Consent of Troy & Gould Professional Corporation (included in Exhibit 5)..........       NA

25     Power of Attorney (included on page II-4).........................................
